SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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GEOTEC THERMAL GENERATORS, INC.

(Name of Registrant As Specified in Charter)

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GEOTEC THERMAL GENERATORS, INC.

110 East Atlantic Ave., Suite 200

Delray Beach, Florida 33444

Dear Shareholders:

         We are writing to advise you that Geotec Thermal Generators, Inc. (the “Company”) will amend (the "Amendment") its Articles of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 1,000,000,000 (one billion) shares.  The Amendment also will effectuate a name change for the Company to “Geotec, Inc.”

         This action was approved on January 31, 2007 by our Board of Directors. In addition, our management and certain other shareholders who collectively hold a majority in interest of our issued and outstanding common stock approved this action by written consent in lieu of a special meeting of our shareholders on January 30, 2007 in accordance with the relevant sections of the Florida Business Corporations Act.

         The Amendment will not be effective until after we file it with the Secretary of State of Florida. We intend to file the Amendment 20 days after the date this information statement is first mailed to our shareholders.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about February 9, 2007.

         Please feel free to call us at 561-276-9960 should you have any questions on the enclosed information statement. We thank you for your continued interest in Geotec.

For the Board of Directors of

GEOTEC THERMAL GENERATORS, INC.

By: /s/ Bradley T. Ray

Bradley T. Ray,

Chairman of the Board

January 31, 2007

GEOTEC THERMAL GENERATORS, INC.

110 East Atlantic Ave.,

SUITE 200

Delray Beach, Florida 33444

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

         This Information Statement is being furnished to the shareholders of Geotec Thermal Generators, Inc. to provide you with information and a description of an action taken by our Board of Directors and by the written consent of the holders of a majority in interest of our issued and outstanding common stock. On January 31, 2007, our Board of Directors unanimously approved the following action, subject to authorization by consent of a majority in interest of our shareholders and fulfillment of our statutory obligations:

         TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 250,000,000 SHARES TO 1,000,000,000 SHARES, AND CHANGING THE NAME OF THE COMPANY TO GEOTEC, INC.

         The full text of the Amendment is attached to this Information Statement as Exhibit A. On January 30, 2007 in accordance with the relevant sections of the Florida Business Corporations Act, White Knight Holdings, LLC (an entity controlled by our Chairman of the Board, Mr. Bradley T. Ray and of which he is a member), a shareholder in our company, which collectively owns approximately 69.2% of our common stock, approved the Amendment by written consent in lieu of a special meeting of our shareholders. Please see “Principal Shareholders” appearing later in this Information Statement.

         Our ability to take these actions without holding a shareholders’ meeting is made possible by Section 607.0704 of the Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes with respect to each voting group entitled to vote thereon, were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our common stock.

         This Information Statement is first being mailed on or about February 9, 2007 to shareholders of record. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL SHAREHOLDERS

         At January 31, 2007, there were 225,568,155 shares of our common stock issued and outstanding. The following table sets forth, as of January 31, 2007, information known to us relating to the beneficial ownership of these shares by:

-

each person who is the beneficial owner of more than

                 5% of the outstanding shares of common stock;

-

each director;

-

each executive officer; and

-

all executive officers and directors as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 110 East Atlantic Ave., Suite 200, Delray Beach, Florida 33444.  We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he or she owns and that can be acquired by him within 60 days from July 31, 2006 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him or her, but not those held by any other person and which are exercisable within 60 days of July 31, 2006 have been exercised or converted.

% of

Outstanding Shares

 Name and Address of         Shares of Common Stock

Beneficially

 Beneficial Owners              Beneficially Owned

Owned

 --------------------------

----------------------

----------------

  Bradley T. Ray   (1)

156,150,649

69.2%

 All officers and directors

156,150,649

69.2%

 as a group (one person)

Dr. Art Gottman (2)

17,249,351

10.2%

 (1) Includes shares beneficially owned by Mr. Ray through White Knight Holdings, LLC, a Florida limited liability company (an entity controlled by Mr. Ray and of which he is a member), which shares are subject to a five-year lock-up agreement.  This does not include 8,000,000 shares that have not been issued, as part of Mr. Ray’s prior consulting agreement.

(2)  Includes 114,000 shares of common stock owned by IRO Management Trust of which Dr. Gottman is the trustee and shares beneficially owned by Dr. Gottman through White Knight Holdings, LLC, a Florida limited liability company of which Dr. Gottman is a member.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK AND CHANGE THE NAME OF THE COMPANY TO GEOTEC, INC.

         Our articles of incorporation currently authorize the issuance of up to 250,000,000 shares of common stock. At January 31, 2007, we had 225,568,155 shares issued and outstanding and we have reserved an additional approximately 1,323,260 shares of our common stock for possible issuances upon the exercise of outstanding options and warrants.

         Pursuant to the Amendment, we will increase the number of authorized shares to 1,000,000,000 shares and we will change the name of the Company to Geotec, Inc.

         WE ARE NOT PRESENTLY ENGAGED IN ANY REGULAR NEGOTIATIONS, NOR DO WE HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK OR PREFERRED STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE OTHER THAN UPON THE EXERCISE OF PRESENTLY OUTSTANDING OPTIONS AND WARRANTS.

         Although our Board of Directors does not have any current plans to take any action to issue shares of common stock (other than exercise of outstanding options and warrants) or shares of preferred stock, the Board of Directors believes the increase in the number of authorized shares of common stock is in the best interests of the Company and its shareholders and believes it advisable to authorize such shares and have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and other valid corporate purposes.

         Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our shareholders, any future issuance of additional shares of common stock could affect our shareholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares of common stock or shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. Our Board of Directors believes that it is in the best interest of Geotec and its shareholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking shareholder approval (unless required by law). The Board of Directors believe that it is in the best interests of our Company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of common stock. While we may consider issuing common stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the company presently has no agreements or understanding with any person to effect any such issuance, and we may never issue any preferred stock. Therefore, the terms of any preferred stock subject to this proposal cannot be stated or predicted with respect to any or all of the securities authorized.

POTENTIAL ANTI-TAKEOVER EFFECT

         We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is the Amendment in response to any effort by any person or group to accumulate our stock or to obtain control of Geotec by any means. The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our charter or the By-Laws as in effect on the date hereof. However, the issuance of additional shares of common stock or shares of preferred stock could increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The Board of Directors has no current intent to propose anti-takeover measures in future proxy solicitations.

MANNER OF EFFECTING THE AMENDMENT

         The Amendment will be effected by the filing of the Amendment with the Secretary of the State of Florida. The increase in our authorized common stock and the name change to Geotec, Inc. will become effective on the effective date of that filing. We anticipate that we will file the Amendment with the Secretary of State of Florida on or about March 1, 2007, which is 20 days after the date this Information Statement was first mailed to our shareholders.

APPRAISAL RIGHTS

         No appraisal rights are available under the Florida Business Corporations Act or under our Articles of Incorporation as a result of the Amendment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

GEOTEC THERMAL GENERATORS, INC.

By: /s/ Bradley T. Ray

      Bradley T. Ray, Chairman

EXHIBIT A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

GEOTEC THERMAL GENERATORS, INC.

The undersigned, being the Chief Executive Officer and a member of the Board of Directors of Geotec Thermal Generators, Inc., a Florida corporation, hereby certifies that the following Amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation being the holders of that number of shares of voting capital stock of the Corporation entitled to vote thereon and having not less than the minimum number of votes necessary to authorize or take such action pursuant to written consent of such shareholders as of the  30th day of January, 2007 in a manner prescribed by the Florida Business Corporation Act, Sections 607.0704 and 607.1003, Florida Statutes, to be effective upon a filing of these Articles of Amendment with the Secretary of State.  The number of voting capital stock consenting to the Amendments was sufficient for approval of the Amendments.

ARTICLE I

CORPORATE NAME

The name of the Corporation shall be Geotec, Inc.

ARTICLE IV

SHARES

Common Stock: The aggregate number of shares of common stock authorized to be issued by this corporation shall be One Billion (1,000,000,000) shares, each with a par value of $.001.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In all other respects, the Articles of Incorporation shall remain as they were prior to this Amendment being adopted.

Date:

January 31, 2007

GEOTEC THERMAL GENERATORS, INC.

/s/:  Bradley T. Ray

Bradley T. Ray,

Chief Executive Officer